Exhibit 107

Calculation of Filing Fee Tables

Form S-4
(Form Type)

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate(3)	Amount of Registration Fee

Newly Registered Securities
Fees to Be Paid	Equity	Common stock, no par value $0.01 per share(1)	Other (2)	8,706,250(1)	-	$222,059,125(2)	0.00014760	$32,775.93(3)

Fees Previously Paid

	Total Offering Amounts					$222,059,125		$32,775.93
	Total Fees Previously Paid							$—
	Total Fee Offsets							—
	Net Fee Due							$32,775.93
(1)
Represents the estimated maximum number of shares of common stock, no par value per share, of Orrstown Financial Services, Inc. (“ORRF” and such shares, the “ORRF common stock”) to be issued upon completion of the merger described in the joint proxy statement/prospectus contained herein (the “merger”) with Codorus Valley Bancorp, Inc. (“CVLY”). This number is based on the product of (a) an exchange ratio of 0.875 shares of ORRF common stock for each share of CVLY common stock, par value $2.50 per share (“CVLY common stock”), and (b) an estimate of the maximum number of shares of CVLY common stock issued and outstanding as of March 13, 2024 or issuable or expected to be exchanged (including in respect of CVLY equity awards) in connection with the merger of ORRF and CVLY, collectively equal to 8,706,250.

(2)
Pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is the product of (A) $21.3175, the average of the high and low prices per share of CVLY common stock on the Nasdaq Global Capital Market on March 26, 2024, and (B) 9,950,000, the maximum possible number of shares of CVLY common stock which may be cancelled and exchanged in the merger (including shares of CVLY common stock issuable upon exercise of outstanding options to purchase CVLY common stock).

(3)	Computed in accordance with Rule 457(f) under the Securities Act to be $32,775.93, which is equal to 0.00014760 multiplied by the proposed maximum aggregate offering price of $222,059,125.